Exhibit 10.18

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and between Generation Income Properties, Inc. (“GIP”) and Richard Russell (“Employee”) in consideration of Employee’s anticipated or continued employment relationship with GIP and the advantages and benefits of such relationship, the receipt and adequacy of all of such consideration being hereby acknowledged and accepted by Employee.

1.    Offer and Agreement. GIP offers Employee a position with GIP conditioned on Employee’s execution of this Agreement and Employee’s satisfactory completion of certain requirements, as more fully explained in this Agreement. The Employee’s employment hereunder shall be effective as of December 20, 2019 (the “Effective Date”) and Employee’s employment is at-will, meaning that GIP or Employee may terminate the employment relationship at any time, with or without cause, and with or without notice. Employee’s employment is subject to the terms and conditions set forth in this Agreement, which override anything said to Employee during any interview or any other discussions about Employee’s employment with GIP.

2.    Position. Employee will act as Chief Financial Officer. Employee will conduct the activities and duties customarily associated with such position, and perform other duties and responsibilities that are reasonable and consistent with such position as may be assigned to Employee from time to time. Employee will report directly to GIP’s Chief Executive Officer (“CEO”), or another individual designated by GIP’s Board of Directors (the “Board”). Notwithstanding anything to the contrary in this Agreement or otherwise, Employee shall not work more than 20 hours in any week without the prior written consent of GIP’s CEO.

3.    Compensation.

(a) Hourly Rate. Employee will be paid on an hourly basis at the rate of $175 per hour, payable in accordance with the regular payroll practices of GIP, subject to all withholdings and deductions as required by law.

(b) Bonus. Employee will be eligible to earn bonuses as determined in the discretion of the Board of Directors of GIP. Such payments will be subject to all withholdings and deductions as required by law.

(c) Equity. GIP intends to establish an Equity Incentive Plan providing for equity-based compensation. Upon the establishment of such Equity Incentive Plan, the Employee shall be eligible to participate, subject to approval by GIP’s Board of Directors. It is anticipated that, subject to approval by GIP’s Board of Directors, Employee will receive an equity award in the form of 30,000 restricted shares that shall vest in equal, annual installments over a 36-month period contingent on Employee’s continued employment with GIP until the applicable vesting date. All terms and conditions of any award to Employee under the Equity Incentive Plan shall be governed by the terms of such Plan and an award agreement. Notwithstanding anything to the contrary herein, participation in the Equity Incentive Plan in one year shall not guarantee participation in another year, and GIP’s Board of Directors may at any time amend, suspend or terminate the Equity Incentive Plan or any other equity-based compensation program.

4.    Benefits. Employee will be eligible to participate in any benefit plans and programs in effect from time to time as are made available to other similarly situated employees of GIP, in accordance with and subject to the eligibility and other provisions of such plans and programs. Employee will have the right to other benefits that are consistent with benefits of other executives of GIP. Employee shall be entitled for reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Employee in connection with the performance of the Employee’s duties hereunder in accordance with GIP’s expense reimbursement policies and procedures.

5.    Termination. Upon termination of Employee’s employment for any reason, the Employee shall be deemed to have resigned from all positions held with GIP or its affiliates, including, without limitation, any position as a director, officer, agent, trustee, or consultant of GIP or any affiliate of GIP, unless the Board expressly determines otherwise. Upon request of GIP, the Employee shall promptly sign and deliver to GIP any and all documents reflecting such resignations as of the effective date of termination.

6.    Confidentiality Covenants. Employee acknowledges and understands that GIP is obligated by law to maintain the confidentiality of its client-related information, and Employee is required to treat such information as strictly confidential and privileged both during and after Employee’s relationship with GIP, regardless of whether the termination of the relationship is voluntary or involuntary or with or without cause. Employee further acknowledges and understands that it is essential to GIP’s business that its professional and business relationships and information be protected. Employee agrees to keep in strict secrecy and confidence any and all information (whether in print, electronic, on computer disks, drives or tapes or in any other media, and whether internally generated or used by GIP under agreement with any third party) that Employee obtains or develops or to which Employee has access during his relationship with GIP and that is not a matter of common knowledge or public record, including but not limited to: the processes, strategies and/or techniques utilized by GIP; research records; technical data (e.g., financial and personnel data); staff lists and staff records; information regarding costs, pricing, marketing, contracts with third parties, plans for market or service developments or improvements, computer programs, computer interfaces or interface mechanisms, processes, business and strategic plans, or financial forecasts; any other information that derives economic value, either directly or indirectly, from being confidential to or trade secrets of GIP or its actual or potential customers or clients; or any information identifying or relating in any way whatsoever to any client of the firm or the services or advice rendered to any client of the firm (any such information being herein called “Confidential Information”). Employee agrees that such Confidential Information is and shall remain the property of GIP, and, both during and after the term of Employee’s relationship with GIP, without the prior written consent of GIP: (a) Employee will not use or disclose or cause to be disclosed any Confidential Information to any

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third person, partnership, joint venture, company, corporation, or other entity, organization or third party; (b) Employee will not take from any of GIP’s offices for his own use or the use of any third party any document, paper, computer-generated media or other property of GIP containing Confidential Information (unless necessary during Employee’s employment with GIP or expressly authorized by GIP to conduct business on behalf of GIP); and (c) without request upon termination of Employee’s employment with GIP, or at any time that GIP may so request, Employee will immediately deliver to GIP any document, paper, electronic or computer-generated media or other property of GIP (and all copies of same) in Employee’s possession that contains Confidential Information. Nothing in this Section prohibits Employee from reporting possible violations of law or regulation to any governmental agency or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation.

7.    Non-Competition Covenants. Employee agrees, during his employment with GIP and for a period of twelve (12) months after the date on which Employee last performed any services for GIP, regardless of whether the termination of Employee’s relationship with GIP is voluntary or involuntary or with or without cause, that Employee will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, investor, joint venturer, or otherwise, engage in Competitive Activity within the state of Florida, whether Employee is physically within the state of Florida or is aiding or engaged with any other entity that is doing business within the state of Florida. Competitive Activity is activity whereby the Employee engages in any business that competes or would compete with any aspect of GIP’s business or contributes the Employee’s knowledge to an entity engaged in the same or similar business as GIP. Competitive Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information. Employee further agrees that upon a violation of this section of this Agreement, the period during which the covenants herein apply will be extended by the number of days equal to the period of such violation. Nothing herein shall prohibit the Employee from purchasing or owning less than two percent (2%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, such corporation.

8.    Non-Solicitation Covenants.    Employee agrees, during his employment with GIP and for a period of twelve (12) months after the date on which Employee last performed any services for GIP, regardless of whether the termination of Employee’s relationship with GIP is voluntary or involuntary or with or without cause, that Employee will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise: (a) solicit or counsel any third person, partnership, joint venture, company, corporation, association or other organization with whom or with which Employee had a substantial relationship within the preceding twenty-four-month period, regardless of such person’s or entity’s location, to terminate or reduce any business relationship with GIP; or (b) solicit any of the employees, agents or independent contractors of GIP, or any other third party for which GIP acts under contract or as an agent, regardless of such person’s or entity’s location, to terminate or reduce any business relationship with GIP. Employee further agrees that upon a violation of this section of this Agreement, the period during which the covenants herein apply will be extended by the number of days equal to the period of such violation.

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9.    Intellectual Property.

(a)    Work Product. Employee acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by Employee individually or jointly with others, in the course of performing his employment duties under this Agreement and that directly relate to the business of GIP (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), shall be the sole and exclusive property of GIP. For purposes of this Agreement, Work Product includes, but is not limited to, GIP information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, original works of authorship, discoveries, specifications, customer information, client information, customer lists, client lists, marketing information, advertising information, and sales information.

(b)    Work Made for Hire; Assignment. Employee acknowledges that, by reason of being employed by GIP at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by GIP. To the extent that the foregoing does not apply, Employee hereby irrevocably assigns to GIP, for no additional consideration, Employee’s entire right, title and interest in and to all Work Product, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit GIP’s rights, title or interest in any Work Product so as to be less in any respect than that GIP would have had in the absence of this Agreement.

(c)    Further Assurances; Power of Attorney. During and after Employee’s employment, Employee agrees to reasonably cooperate with GIP to (a) apply for, obtain, perfect and transfer to GIP the Work Product ; and (b) maintain, protect and enforce the same, including, without limitation, executing and delivering to GIP any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by GIP. Employee hereby irrevocably grants GIP power of attorney to execute and deliver any such documents on Employee’s behalf in Employee’s name and to do all other lawfully permitted acts

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to transfer the Work Product to GIP, to the full extent permitted by law, if Employee does not promptly cooperate with GIP’s request (without limiting the rights GIP shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Employee’s subsequent incapacity.

(d)    No License. Employee understands that this Agreement does not, and shall not be construed to, grant Employee any license or right of any nature with respect to any Work Product or any Confidential Information, materials, software or other tools made available to Employee by GIP.

10.    Remedies Upon Breach. Employee acknowledges that damages at law will be difficult, if not impossible, to accurately measure in the event that Employee violates the terms of the confidentiality, non-solicitation, non-acceptance and/or intellectual property covenants as set forth in Sections 6 – 9 above (individually, a “Covenant,” and collectively, the “Covenants”), and that GIP would suffer substantial and irreparable damage as a result of such violation. Accordingly, Employee agrees that upon a violation of any of those Covenants, GIP will be entitled, at its option and in its sole discretion, upon application to a court of competent jurisdiction or other tribunal, to obtain injunctive relief to enforce the Covenants, which injunctive relief will be in addition to any other rights, remedies, damages or other forms of relief available to GIP.

11.    General. Employee understands that each of the Covenants are an essential element of his relationship with GIP and that, but for Employee’s agreement to comply with such Covenants, GIP would not have agreed to enter into or to continue Employee’s employment (provided, however, that this Agreement is not intended to give Employee a right to employment). Such Covenants will be construed as agreements independent of any other provisions of Employee’s employment, and the existence of any claim or cause of action that Employee may have against GIP will not constitute a defense to the enforcement of any Covenants by GIP. Furthermore, Employee agrees that if any portion of a Covenant set forth herein is held to be unreasonable, arbitrary or against public policy, then such portion of the Covenant will be considered divisible as to time, geographic area or condition. If any court of competent jurisdiction or other tribunal determines any portion of a Covenant to be unreasonable, arbitrary or against public policy, then such portion may be reformed, to a lesser time period or geographic area or otherwise, so as to be reasonable, not arbitrary and not against public policy, and, as reformed, may be enforced against Employee and any such provision shall be severable from the other provisions of that Covenant and the other provisions of this Agreement, and such occurrence will not have the effect of rendering the provision in question invalid in any other case or circumstance, or of rendering invalid any other provision of this Agreement. Employee agrees that the Covenants are appropriate and reasonable when considered in light of the nature and extent of the business of GIP and Employee’s relationship with GIP. The waiver by GIP of Employee’s breach of any provision of the Covenants shall not be construed as a waiver of the other Covenants or any other provisions hereof or of any subsequent breach by Employee.

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12.    No Violation of Prior Agreements. Employee hereby represents and warrants that the exercise of the duties Employee performs for GIP, Employee’s execution of this Agreement or Employee’s performance hereunder do not and will not constitute a violation of any existing restrictive covenants given to any former or current employer or other third party.

13.    Enforceability by Assignee, Successor or Third-Party Beneficiary. Employee consents to the assignment hereafter, by merger or otherwise, of the protections afforded by this Agreement and/or any of the Covenants herein by the entity with which Employee has an employment relationship at the time that this Agreement is executed to any affiliate (through common ownership or otherwise) of GIP and expressly recognizes that this Agreement and the Covenants in this Agreement shall be enforceable by any such assignee , as well as by any third-party beneficiary or entity affiliated with GIP through common ownership or otherwise.

14.    Miscellaneous. This Agreement will be construed pursuant to and governed by the laws of the State of Florida except that the Arbitration Provision will be construed pursuant to the Federal Arbitration Act and the federal substantive law of arbitrability. This Agreement may be signed in multiple counterparts. It is the intention of the parties for facsimile, electronic or emailed signatures to be in full effect and sufficient for the enforcement of this Agreement. Any modification or amendment to this Agreement shall not be effective unless it is incorporated in a writing signed by both Employee and GIP. Notwithstanding anything to the contrary in this Agreement, to the extent that GIP, in the exercise of its reasonable judgment, shall determine that Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) applies to any amounts payable under this Agreement, any such amounts shall be paid in such fashion and at such times so as to ensure that GIP and Executive are in compliance with Section 409A of the Code. In the event that GIP, in the exercise of its reasonable judgment, determines that any portion of the payments and benefits payable as a result of Employee’s separation from service under this Agreement are subject to the requirements of Section 409A of the Code, and that Employee is a “specified employee” within the meaning of Section 409A of the Code, then, to the extent required for compliance with Section 409A of the Code, any portion of the such payments or benefits that are subject to Section 409A of the Code and that would otherwise be payable or provided within the first six (6) months following such termination of employment shall be delayed, and paid in a lump sum, on the first regular payroll date of GIP following the six (6) month anniversary of Employee’s termination of employment (or the date of his death, if earlier than that anniversary).

15.    Dispute Resolution.

(a)    Arbitration. GIP and Employee agree that any dispute, controversy or claim arising out of or related in any way to Employee’s employment relationship with GIP, the termination of that relationship, this Agreement, and/or any breach of this Agreement, shall be submitted to and decided by binding arbitration in Hillsborough County in the State of Florida. By beginning or continuing employment with GIP, Employee accepts and consents to be bound by this agreement to arbitrate (the “Arbitration Provision”). This Arbitration Provision covers all grievances, disputes, claims or causes of action that otherwise could be brought in a federal, state

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or local court under applicable federal, state or local laws, arising out of or relating to Employee’s employment with GIP and the termination thereof, including claims Employee may have against GIP or against its officers, directors, supervisors, managers, employees or agents in their capacity as such or otherwise. The claims covered by this Arbitration Provision include, but are not limited to, claims for breach of any contract or covenant (express or implied); tort claims; claims for wages or other compensation due; claims for wrongful termination (constructive or actual); claims for discrimination or harassment (including, but not limited to, harassment or discrimination based on race, age, color, sex, gender, national origin, alienage or citizenship status, creed, religion, marital status, partnership status, military status, predisposing genetic characteristics, medical condition, psychological condition, mental condition, criminal accusations and convictions, disability, sexual orientation, or any other trait or characteristic protected by federal, state or local law); claims for violation of any federal, state, local or other governmental law, statute, regulation or ordinance; and claims or disputes concerning the validity, enforceability, arbitrability or scope of this Arbitration Provision. Claims not covered by this Arbitration Provision are claims for workers’ compensation or unemployment compensation benefits; at GIP’s sole option, claims by GIP for injunctive or other equitable relief for the breach or threatened breach of the Covenants above; and any other claims that, as a matter of law, GIP and Employee cannot agree to arbitrate. Nothing herein shall impair Employee’s right to report possible violations of law to any government agency or cooperate with any agency’s investigation.

GIP and Employee expressly intend and agree that: (a) class, collective and/or representative action procedures shall not be asserted, nor will they apply, in any arbitration pursuant to this Arbitration Provision; (b) Employee will not assert class, collective and/or representative action claims against GIP or its officers, directors, supervisors, managers, employees or agents in arbitration or otherwise; and (c) Employee shall only submit his own, individual claims in arbitration and will not seek to represent the interests of any other person. Further, GIP and Employee expressly intend and agree that any claims by Employee will not be joined, consolidated or heard together with claims of any other employee.

The Arbitrator shall apply the substantive law of the State of Florida or federal law (and the law of remedies, if applicable) as applicable to the claims asserted and shall apply the same rules of evidence as a federal court. Arbitration shall be administered in accordance with the AAA Employment Arbitration Rules in effect at the time the arbitration is commenced. To the extent not provided for in the AAA Employment Arbitration Rules, the Arbitrator has the power to order discovery upon a showing that discovery is necessary for a party to have a fair opportunity to present a claim or defense, and the Arbitrator shall decide all discovery disputes. Employee’s agreements to arbitrate and participate only in his individual capacity are contracts under the Federal Arbitration Act and any other laws validating such agreements. No failure to strictly enforce these agreements will constitute a waiver or create any future waivers. If any part of this Arbitration Provision is adjudged to be void or otherwise unenforceable, in whole or in part, the void or unenforceable portion shall be severed and such adjudication shall not affect the validity of the remainder of this Arbitration Provision and/or this Agreement. Any arbitral award determination shall be final and binding upon the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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(b)    Injunctive Relief. Nothing in the Arbitration Provision and/or this Agreement shall prevent GIP from applying to and obtaining from a court of competent jurisdiction a writ of attachment, a temporary restraining order, a permanent restraining order, a temporary injunction, a permanent injunction, or other injunctive relief available to safeguard and protect GIP’s interests, including but not limited to GIP’s interests in the Covenants contained herein. Any action, suit or other proceeding initiated for these purposes shall be brought in the State of Florida in the Thirteenth Judicial Circuit in and for Hillsborough County, Florida or in the United States District Court for the Middle District of Florida and Employee agrees to submit himself to the exclusive personal jurisdiction and venue of those courts for such purposes.

c)    WAIVER OF JURY TRIAL. GIP AND EMPLOYEE UNDERSTAND AND AGREE THAT THEY ARE WAIVING ANY RIGHT TO JURY TRIAL WITH RESPECT TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATED IN ANY WAY TO EMPLOYEE’S EMPLOYMENT RELATIONSHIP WITH TRENAM, THE TERMINATION OF THAT RELATIONSHIP, THIS AGREEMENT, AND/OR ANY BREACH OF THIS AGREEMENT. GIP AND EMPLOYEE EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING ANY RIGHT THEY MAY HAVE TO A JURY TRIAL BY SIGNING THIS AGREEMENT.

Dated this 20 day of December 2019.

RICHARD RUSSELL	GENERATION INCOME PROPERTIES, INC.

/s/ Richard Russell Signature Richard Russell Printed Name	/s/ David Sobelman Signature of Employer Representative David Sobelman Name of Employer Representative President Title Of Employer Representative

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